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                                                                   EXHIBIT 10.42

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
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          This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, made as of June 1, 2000
(the "Effective Date"), is entered into by and between NorthPoint
Communications, Inc. (the "Company") and Steven Gorosh (the "Executive").

          WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of March 7, 2000, as amended by that certain Amendment No. 1 to Employment Agreement dated as of April 17, 2000 (together, the "Original Employment Agreement").

          WHEREAS, the Company and Executive wish to amend the Original Employment Agreement to revise Executive's salary and title.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Amendment to Sections 3.B and 3.C. Sections 3.B and 3.C of the Original Employment Agreement are hereby amended by deleting such section in its entirety and inserting in their place the following:

     "B.  Cash Compensation. Executive is paid a base salary at the annual rate
          -----------------
     of Two Hundred Twenty Thousand Dollars ($220,000.00), to be paid in accordance with the Company's standard payroll policy. Such base salary may be increased by the Board of Directors in its sole discretion.

     C.   Bonus. Executive shall be eligible to receive an annual target
          -----
     bonus of up to a maximum of fifty percent (50%) of his annual base salary. Payment of the bonus shall be at the discretion of the Compensation Committee of the Company's Board of Directors and shall be based on the achievement of objectives agreed to by the Compensation Committee of the Board of Directors. In future years, payment of the bonus shall be at the discretion of the Compensation Committee of the Company's Board of Directors and shall be based on the achievement of objectives as determined by such Committee."

2. Successors and Assigns. The provisions of this Amendment shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Executive, the personal representative of his estate and his heirs and legatees; provided, however, Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

3. Governing Document; Effect of Amendment. This Amendment, the Original Employment Agreement and the Purchase Agreement, and all other exhibits and attachments thereto, constitute the entire agreement and understanding of the Company and Executive with respect to the terms and conditions of Executive's employment with the Company and the payment of severance and other benefits, and supersedes all prior and contemporaneous written
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or verbal agreements and understandings between Executive and the Company relating to such subject matter. Where the terms of the Purchase Agreement conflict with the terms of the Original Employment Agreement, as amended by this Amendment, the terms of the Original Employment Agreement shall control. Any and all prior agreements, understandings or representations relating to Executive's employment with the Company are hereby terminated and cancelled in their entirety and are of no further force or effect. On and after the date hereof, each reference in the Original Employment Agreement to the "Employment Agreement" or the "Agreement" shall mean the Original Employment Agreement as amended hereby. Except as specifically amended above, the Original Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4. Governing Law. The provisions of this Amendment shall be construed and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Amendment as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permitted by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Amendment, or the enforceability or invalidity of this Amendment as a whole. Should any provision of this Amendment become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Amendment shall continue in full force and effect.

5. Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

6. No Other Amendments. Except as specifically provided in this Amendment, no amendments, revisions or changes are made to the Original Employment Agreement. All other terms and conditions of the Original Employment Agreement remain in full force and effect and apply fully to this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Employment Agreement as of the day and year first above written.


                                 NORTH POINT COMMUNICATIONS, INC.

                                 By  /s/ J. Peter Wagner
                                    -------------------------------------------
                                    Name:   J. Peter Wagner
                                    Title:  Chairman of the Compensation
                                            Committee of the Board of Directors

                                 EXECUTIVE:


                                  /s/ Steven Gorosh
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                                                   (Signature)

                                  Steven Gorosh
                                 ----------------------------------------------
                                                  (Print Name)

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